Exhibit 77(q)(1)

(a)(1) Amended and Restated Articles of Incorporation - filed as an exhibit to Post-Effective Amendment No. 8 to the Registrant's Form N-1A Registration Statement on December 22, 2000 and incorporated herein by reference.

(a)(2) Amendment to Articles of Incorporation changing name of the Fund from Pilgrim Troika Dialog Russia Fund to Pilgrim Russia Fund - filed as an exhibit to Post-Effective Amendment No. 9 to the Registrant's Form N-1A Registration Statement on March 1, 2001 and incorporated herein by reference.

(e) Form of Investment Management Agreement between the Fund and ING Pilgrim Investments, Inc. - filed as an exhibit to Post-Effective Amendment No. 8 to the Registrant's Form N-1A Registration Statement on December 22, 2000 and incorporated herein by reference.